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                                                                    EXHIBIT 99.2

                         AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT, dated as of July 25, 2000 (the "Amendment"), is entered into between Telxon Corporation, a Delaware corporation (the "Company"), and Computershare Investor Services, LLC, successor agent to Harris Trust and Savings Bank ("Harris"), as Rights Agent (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 25, 1987, as amended and restated as of July 31, 1996 (the "Rights Agreement");

     WHEREAS, pursuant to an agreement between the Company and the Rights Agent, effective July 1, 2000, the Rights Agent was appointed as successor Rights Agent to Harris;

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

     WHEREAS, this Amendment has been approved by the Board of Directors of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

     1. A new Section 34 shall be added to the Rights Agreement which shall read as follows:

     Section 34. Exception. Notwithstanding any provision of this Agreement to the contrary, each of TX Acquisition Corporation, a Delaware corporation ("Sub"), and Symbol Technologies Inc., a Delaware corporation ("Symbol"), is deemed to be an Exempt Person pursuant to Section 1(K)(v), and is deemed not to be an Acquiring Person, solely as a result of the execution, delivery or performance of the Agreement and Plan of Merger, dated as of July 25, 2000, among Symbol, Sub and the Company (the "Merger Agreement"), nor shall the consummation of the transactions contemplated thereby, including the Merger (as defined in the Merger Agreement), constitute a Triggering Event or cause a Distribution Date to occur; provided, however, that the approval of Symbol and Sub as an Exempt Person contained herein is granted solely for purposes of consummating the specific transactions contemplated by the Merger Agreement and is expressly limited thereto.

     2. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

     3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the principles of conflicts of laws thereof.

     4. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

     5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     6. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


                                        TELXON CORPORATION


                                        By: /s/ John W. Paxton, Sr.
                                            ------------------------------------
                                            John W. Paxton, Sr.
                                            Chairman of the Board, President and
                                              Chief Executive Officer



                                        COMPUTERSHARE INVESTOR SERVICES, LLC


                                        By: /s/ Michael J. Lang
                                            ------------------------------------
                                            Michael J. Lang
                                            Vice President